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Exhibit 21

COVANCE INC.
SUBSIDIARY LIST

CJB Inc. Delaware
Covance AG Switzerland
Covance (Argentina) SA Argentina
Covance Asia-Pacific Inc. Delaware
Covance (Asia) Pte. Ltd. Singapore
Covance Bioanalytical Services LLC Delaware
Covance (Canada) Inc. Canada
Covance Central Laboratory Services Inc. Delaware
Covance Central Laboratory Services Limited Partnership Indiana
Covance Cardiac Safety Services Inc. Wisconsin
Covance Central Laboratory Services SA Switzerland
Covance Clinical and Periapproval Services AG Switzerland
Covance Clinical and Periapproval Services GmbH Germany
Covance Clinical and Periapproval Services Limited Sweden
Covance Clinical and Periapproval Services SA Belgium
Covance Clinical and Periapproval Services SARL France
Covance Clinical Research Unit Inc. Florida
Covance CRU Inc. Delaware
Covance Market Access Services Inc. Delaware
Covance International Holdings B.V. Netherlands
Covance Japan Co. Ltd. Japan
Covance Limited United Kingdom
Covance Clinical and Periapproval Services Limited United Kingdom
Covance Laboratories Limited United Kingdom
Covance Clinical Research Unit Ltd. United Kingdom
Covance Hungary Consultancy Limited Liability Company. Hungary
Covance Periapproval Services Inc. Delaware
Covance (Polska) Sp.Zo.) Poland

Covance Preclinical Corporation Washington
Covance Laboratories GmbH Germany
Covance Laboratories Inc. Delaware
Covance Research Products Inc. Pennsylvania
Covance Virtual Central Laboratory B.V. The Netherlands
Covance Antibody Services Inc. California
Covance Pty. Ltd. Australia

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COVANCE INC. SUBSIDIARY LIST